SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30939

(Commission File Number)

Delaware	74-2961657
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 836-6464

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2005, Active Power, Inc. entered into a Long Term Supply Agreement with GE Zenith Controls, Inc. (“GE Zenith”), a Delaware corporation and a wholly owned subsidiary of General Electric Company. The initial term of the Agreement shall be from March 16, 2005 through December 31, 2009, with automatic one year renewal terms in the event the parties do not earlier provide notice of termination.

Pursuant to the Agreement, we may purchase uninterruptible power supplies (“UPS”) and related accessories from GE Zenith, at set prices and terms, for resale to our customers. We have no minimum purchase requirements under this Agreement. We intend to sell these sourced UPS systems with our extended runtime product, CleanSource® XR.

Item 9.01. Exhibits and Financial Statements.

(c)	Exhibits

Exhibit 10.1	Long Term Supply Agreement Between Active Power, Inc. and GE Zenith Controls, Inc. dated March 16, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: March 21, 2005	By:	/s/ Joseph F. Pinkerton III
Joseph F. Pinkerton III
Chairman of the Board, President and Chief Executive Officer

3